ETF OPPORTUNITIES TRUST 485BPOS

Exhibit 99.(g)(35)

THIRTEENTH AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS THIRTEENTH AMENDMENT effective as of the last date in the signature block (the “Effective Date”), to the Transfer Agent Servicing Agreement dated as of August 13, 2024, as amended (the “Agreement”), is entered into by and between ETF OPPORTUNITIES TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs and take into account present circumstances:

●	AQE Core ETF
●	Hedgeye 130/30 Equity ETF
●	Hedgeye Fourth Turning ETF
●	T-REX 2X Long DOGE Daily Target ETF
●	T-REX 2X Long SBET Daily Target ETF
●	T-REX 2X Long Solana Daily Target ETF
●	T-REX 2X Long SUI Daily Target ETF

WHEREAS, Section 13(E) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

ETF OPPORTUNITIES TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ David A. Bogaert	By:	/s/ Greg Farley
Name:	David Bogaert	Name:	Greg Farley
Title:	President	Title:	Sr. Vice President
Date:	September 18, 2025	Date:	September 18, 2025

Exhibit A

Transfer Agent Servicing Agreement

Separate Series of ETF Opportunities Trust

Name of Series:

Hedgeye Capital Allocation ETF
Hedgeye Quality Growth ETF
OTG Latin America ETF
REX Bitcoin Corporate Treasury Convertible Bond ETF
REX Crypto Equity Premium Income ETF
REX IncomeMax IBIT Strategy ETF
REX-Osprey™ MOVE ETF
REX-Osprey™ BONK ETF
REX-Osprey™ BTC ETF
REX-Osprey™ DOGE ETF
REX-Osprey™ ETH + Staking ETF
REX-Osprey™ SOL + Staking ETF
REX-Osprey™ TRUMP ETF
REX-Osprey™ XRP ETF
SMI 3Fourteen REAL Asset Allocation ETF
TappAlpha SPY Growth & Daily Income ETF
T-Rex 2X Long ARM Daily Target ETF
T-Rex 2X Long DJT Daily Target ETF
T-Rex 2X Long GME Daily Target ETF
T-Rex 2X Long HOOD Daily Target ETF
T-Rex 2X Long RBLX Daily Target ETF
T-Rex 2X Long SNOW Daily Target ETF
T-REX 2X Long DKNG Daily Target ETF
T-REX 2X Long BULL Daily Target ETF
T-REX 2X Long XXI Daily Target ETF
T-REX 2X Long CRWV Daily Target ETF
T-REX 2X Long SMR Daily Target ETF
Tuttle Capital AI in Healthcare ETF
Tuttle Capital DeepSeek Global AI Innovation and Disruption ETF
Tuttle Capital MSTR 0DTE Covered Call ETF
Tuttle Capital MSTR Put Write ETF
Tuttle Capital NVDA 0DTE Covered Call ETF
Tuttle Capital QQQ Put Write ETF
Tuttle Capital Quantum Computing AI Powered Covered Call ETF
Tuttle Capital TSLA 0DTE Covered Call ETF
Tuttle Capital No Bleed Tail Risk ETF
T-REX 2X Long CRCL Daily Target ETF
T-REX 2X Long ETOR Daily Target ETF
T-REX 2X Long GLXY Daily Target ETF
TappAlpha Innovation 100 Growth & Daily Income ETF
T-REX 2X Long BMNR Daily Target ETF
T-REX 2X Long AFRM Daily Target ETF
Tuttle Capital IBIT 0DTE Covered Call ETF

T-REX 2X Long AXON Daily Target ETF
T-REX 2X Long BBAI Daily Target ETF
T-REX 2X Long KTOS Daily Target ETF
T-REX 2X Long UPXI Daily Target ETF
T-REX 2X Long TTD Daily Target ETF
T-REX 2X Long BKNG Daily Target ETF
T-REX 2X Inverse CRWV Daily Target ETF
T-REX 2X Inverse CRCL Daily Target ETF
T-REX 2X Long OSCR Daily Target ETF
T-REX 2X Long SPOT Daily Target ETF
Tuttle Capital Government Grift ETF
AQE Core ETF
Hedgeye 130/30 Equity ETF
Hedgeye Fourth Turning ETF
T-REX 2X Long DOGE Daily Target ETF
T-REX 2X Long SBET Daily Target ETF
T-REX 2X Long Solana Daily Target ETF
T-REX 2X Long SUI Daily Target ETF